EXHIBIT 99.1

CERTIFICATIONS

I, Ronald R. Helm, Chief Executive Officer (Principal Executive Officer) of Pacific Biometrics, Inc., certify that:

1.  This quarterly report on Form 10-QSB of the Company fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

2. That the information contained in this quarterly report on Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  February 13, 2003

/s/ RONALD HELM

Ronald Helm Chief Executive Officer